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                                                                    EXHIBIT 10.9


                              TOWER LEASE AGREEMENT


        This Lease Agreement is made and entered into as of the 30th day of December, 1998 by and between ROBERTS BROADCASTING COMPANY OF NEW MEXICO, L.L.C., a Missouri limited liability company ("Landlord"), and ACME TELEVISION OF NEW MEXICO, L.L.C., a Delaware limited liability company ("Tenant").

                                   WITNESSETH:

        WHEREAS, Landlord is the lessee of certain real property (the "Premises") located on the Zia Indian Reservation in Sandoval County, New Mexico, more particularly described on Exhibit A attached hereto, pursuant to a lease (the "Ground Lease") with the Pueblo of Zia (the "Tribe"); and

        WHEREAS, Landlord, at its sole cost and expense (except for payments provided for in this Lease), is constructing on the Premises a communications transmission tower (the "Tower") substantially as described in Exhibit 1 hereto and a transmitter building (the building with any and all future additions thereto, hereinafter the "Transmitter Building"); and

        WHEREAS, the Tribe is the owner of the Premises and has leased the Premises to Landlord; and

        WHEREAS, Tenant is the Federal Communications Commission (the "FCC") permittee of Television Station KWBQ-TV, Channel 19, Santa Fe, New Mexico (the "Station") and desires to place and operate an analog antenna for the Station at a location on the Tower (the "Antenna Space"), to install and to maintain at Tenant's expense certain transmission lines from the Station's transmitter equipment across or under portions of the Premises and through or upon the Tower to the Antenna Space, and to occupy the Transmitter Building (the "Tenant's Space") in which to locate the Station transmitter and related equipment; and

        WHEREAS, Tenant requires other space on the Premises for the installation of Tenant's generator and related fuel storage tank, an ancillary broadcast microwave antenna, a two-way radio facility, power supply and ancillary equipment and a down link earth station, with the further right to interconnect such equipment with equipment in the Tenant's Space in the manner provided herein; and

        WHEREAS, Tenant has received a construction permit issued by the FCC (the "Construction Permit") to locate its antenna on the Tower and to install its transmitter in the Transmitter Building;

        NOW, THEREFORE, in consideration of Tenant's obligation to pay rent and in consideration of the mutual rights, obligations, terms, covenants, and provisions hereof, the parties mutually agree as follows:


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                                    ARTICLE I

                                 LEASED PREMISES

        (a) Lease Rights. Landlord, for and in consideration of the covenants and conditions herein mentioned, reserved and contained, to be kept and performed by Tenant, and the rents to be paid by Tenant hereunder, does hereby grant to Tenant, for the rental periods described herein, and Tenant does hereby take from Landlord for said periods, upon and subject to the covenants and conditions herein contained, the following:

                (1) Antenna Space. The Antenna Space for the installation and operation of Tenant's Station KWBQ-TV television Channel 19 antenna will be at the 980 foot level in the northwest position on the Tower as described in Exhibit A hereto;

                (2) Tenant's Space. The Tenant's Space within the Transmitter Building for installation and operation of Tenant's transmitter and related equipment shall be as depicted on Exhibit B hereto and shall be for Tenant's exclusive use; and

                (3) Additional Areas. Occupancy of additional areas of space outside the Transmitter Building at locations mutually acceptable to Landlord and Tenant for: (i) placement and use of Tenant's generator and generator fuel tank (which shall comply with all applicable laws, rules and ordinances); (ii) the installation and use of two auxiliary broadcast microwave antennas up to eight feet in diameter at the 350 foot and 650 foot levels, respectively, on the Tower or as otherwise agreed by the parties; (iii) the installation and use of a down link earth station; (iv) the installation and use of a two-way radio or telemetry facility; (v) the installation and use of a single mobile telephone and/or telemetry antenna and line for the exclusive use by Tenant on a non-commercial basis; and (vi) transmitter power supplies and ancillary equipment, with the further right to install, maintain, repair, replace and remove wires, transmission line or conduit for all of the foregoing over courses mutually acceptable to Landlord and Tenant; and

                (4) Access. The right, in common with others, to use the roadways constructed by Landlord to and on the Premises for ingress and egress to and from the Transmitter Building and Tower as reasonably necessary for purposes of Tenant's installation, removal, servicing, maintenance and repair of Tenant's equipment therein; and

                (5) Transmission Lines. The limited and non-exclusive right to install and to maintain a waveguide transmission line having a diameter of no more than 6 1/8 inches from the Tenant's Space to the Antenna Space, generally on the Tower, all for the sole purpose of enabling Tenant to conduct its broadcasting activities and related studio-transmitter or down-link communications; and

                (6) Utility Lines. The right, in common with others, at Tenant's expenses, to connect to power, telephone and utility lines in the Transmitter Building provided at the sole cost and expense of Landlord, including any tariffs or easement charges of adjacent


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        landowners; provided, however, Tenant shall also bear the actual costs of any increase in the capacity of the power, telephone and utility lines necessary to accommodate Tenant's use thereof but only if such capacity significantly exceeds the specifications set forth on Exhibit C hereto.

                (7) Sanitation Facilities. Tenant shall have the right to have and maintain at a location of Landlord's selection a combustible toilet and such other sanitation facilities as may be desired by Tenant or required by government authority. It is understood by Tenant that Landlord does not provide, and has no obligation to provide, potable or other water at the Leased Premises.

                (8) DTV Antenna. During the term of this Lease, Tenant upon 30 days' notice to Landlord may install a digital television antenna immediately below Tenant's analog antenna. Tenant's notice of intent to install a digital antenna shall be accompanied by an engineering analysis from a qualified, independent engineer showing the effect on the Tower of Tenant's proposed digital antenna installation. Landlord acknowledges that the Tower has been designed in contemplation of Tenant's installation of a digital television antenna as described herein and use of a 6 1/8 inch transmission line from ground level to such antenna and Tenant shall be responsible for any additional modification to the Tower not contemplated by the initial design and caused by Tenant's installation of the digital television antenna and transmission line. Rent for the digital antenna space shall be determined as provided in Article III. The digital antenna shall be subject to the same provisions of this Lease applicable to the analog antenna originally installed on the Tower, including, without limit, those provisions relating to construction, installation and maintenance;

        (b) Use of Premises. Except as otherwise specifically stated herein, all of the space, premises and rights granted under this Article I are demised and leased on a limited and non-exclusive basis and are hereinafter sometimes referred to as the "Leased Premises". Tenant's use of the Leased Premises shall be limited to broadcasting activities and studio-transmitter and down-link activities associated with the broadcast operations of the Station; and

        (c) Representation by Landlord. Landlord covenants, represents and warrants to Tenant as follows: (i) Landlord has a valid leasehold estate with respect to the Premises pursuant to the Ground Lease for the entire term of this Lease and any renewal term; (ii) Landlord has full power and authority to enter into and carry out the terms of this Lease without any consents from third parties; (iii) at such time as the Tower is made available to Tenant, the Tower will be registered and in compliance with all applicable regulations of the Federal Communications Commission and the Federal Aviation Administration; (iv) subject to the provisions of Article XXI below, Landlord will complete construction of the Tower as contemplated herein and make it ready for installation of Tenant's antenna by February 1, 1999; and (v) the uses of the Premises as provided herein are permitted by the Ground Lease. Following execution of this Lease, Landlord shall promptly give notice to the Tribe in accordance with the Ground Lease and provide Tenant with evidence of such notice, which notice Landlord represents is the only notice required under the Ground Lease for Tenant's non-disturbance protection.


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        (d)     Additional Microwave Antennas. Provided that Tenant elects to do so and gives Landlord notice of such election within the first 36 months of the term of this Lease, Tenant may install and use two additional microwave antennas, not exceeding eight feet in diameter at the 400 foot and 600 foot levels, respectively, on the Tower, provided that Tenant pays additional Rent of $300 per month for each such antenna and pays the expenses for any design and modifications in connection with the mounting of such antennas.

                                   ARTICLE II

                                      TERM

        (a) TO HAVE AND TO HOLD the Leased Premises for a term commencing February 1, 1999 (the "Commencement Date") and expiring at midnight on January 31, 2014, unless this Lease is sooner terminated as hereinafter provided in accordance with the terms of this Lease. Tenant may extend this Lease for an additional 15 year term by giving Landlord notice to such effect at least six months prior to expiration of the initial term. Such renewal term shall be on the same terms as the initial term except for a rent increase as provided in
Article III.

        (b) Holding Over. If Tenant or anyone claiming under Tenant shall remain in possession of the Leased Premises or any part thereof after the expiration of the term of this Lease or any renewal thereof without any agreement in writing between the Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant at sufferance, and, after acceptance of rent by Landlord, the party remaining in possession shall be deemed a tenant from month to month, subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy from month to month. The rental during any such period shall equal one hundred fifty percent (150%) of the rental in effect immediately preceding such expiration.

                                   ARTICLE III

                                      RENT

        (a) Rent. Commencing February 1, 1999 or upon commencement of broadcasting, whichever first occurs, Tenant shall begin to pay Landlord for the Leased Premises monthly rent in the amount hereinafter provided (the "Rent") on or before the first day of each month, commencing with a prorated payment for any portion of the month in which the Rent payments commence. The Rent shall be $8,600 per month. Any other payments which are payable when invoiced hereunder shall be due within twenty (20) days after Tenant's receipt of such invoice. Effective February 1, 2004, the Rent shall be increased (but in no event decreased) by a percentage equal to the percentage increase in the Consumer Price Index, All Urban Consumers, Albuquerque Metropolitan Statistical Area (or any successor or substitute index) (the "CPI"), from the Commencement Date, provided that in no event shall such percentage increase exceed 25%. Effective February 1, 2005 and each February 1 thereafter, the then effective Rent shall be increased (but in no event decreased) by a percentage equal to the percentage increase in the CPI over the immediately preceding calendar year, provided that in no event shall such percentage increase exceed 5% in any year.


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        (b)     Additional Rent. Tenant shall pay Landlord during the term of this Lease, as additional rent, all utility, diesel fuel, tax, and maintenance expenses, including maintenance of the access road, associated with the Premises, Tower and Transmitter Building and reasonably attributable, either directly or as a Proportional Share, to Tenant (the "Additional Rent"). As used in this Lease, "Proportional Share" means that share of the total common expenses incurred by all users of the Leased Premises calculated by dividing the space within the Transmitter Building occupied by each tenant by the total space occupied by all tenants. Tenant's interest in the Transmitter Building at any given time shall be that fraction determined by dividing the total number of square feet in Tenant's Space by the total number of square feet in the Transmitter Building. Landlord shall have the right to grant additional tenants use of the Transmitter Building (other than in Tenant's exclusive space), provided that such use shall not, in Landlord's sole reasonable discretion, result in a material disturbance to Tenant's occupancy of Tenant's Space.

        (c) Landlord shall maintain the Transmitter Building (but not the interior portions of the Tenant's Space or any personal property of Tenant including, but not limited to, Tenant's air conditioning and ventilation system and auxiliary power generator) so as to comply with existing rules and regulations imposed by any governmental authority having jurisdiction over the ownership or operations of the same.

        (d) Landlord shall be solely responsible for compliance with FCC rules relating to marking, painting and lighting the Tower and all FAA requirements.

        (e) Tenant may install and maintain, at its own cost, an air conditioning and ventilation system adequate for Tenant's intended use and serving only Tenant's Space and an auxiliary power generator.

        (f) Tenant may install in Tenant's Space in the Transmitter Building and maintain, at its own cost, a monitored fire alarm system and security system. The selection of the fire alarm system and security system shall be subject to the prior approval of Landlord, which approval shall not unreasonably be withheld or delayed.

        (g) Digital Antenna Fee. If Tenant elects to install a digital antenna on the Tower, the Rent shall increase to an amount equal to 200% of the applicable Rent immediately prior to such installation. In the event the FCC revokes Tenant's analog broadcast license and Tenant removes its analog antenna, Rent for the digital antenna alone shall thereafter be adjusted to 60% of the Rent for both digital and analog antenna upon removal of the analog antenna.

        (h) Security Deposit. Within seven days after execution of this Lease, Tenant shall pay Lessor the sum of $8,600 as a security deposit for rental payments and any other amounts due Landlord. At such time as Tenant installs a digital television antenna on the Tower, the security deposit shall be increased by the initial monthly rent for such additional antenna. The security deposit will be returned to Tenant upon any termination of this Lease less any amounts due Landlord which are then unpaid.


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        (i)     Late Charge. Any Rent, Additional Rent or other payments due under this Lease shall be subject to a late payment charge of 4% if not paid within 10 days after the due date and shall accrue additional interest charges at the from time to time prime rate of NationsBank, or any successor bank, if not paid within 30 days after the due date, which interest shall begin to accrue 30 days after the due date.

                                   ARTICLE IV

              CONSTRUCTION, INSTALLATION AND USE OF LEASED PREMISES

        (a) Tenant's Construction Permit. Tenant represents that it has obtained its Construction Permit.

        (b) Landlord's Regulatory Applications. Landlord represents that it has received such approvals from the FCC, the Federal Aviation Administration ("FAA") and from all other appropriate governmental authorities for permits necessary for the construction of the Tower and the Transmitter Building, both of which shall be the sole and exclusive property of Landlord.

        (c) Installation of Tenant's Equipment. Tenant, at Tenant's expense, shall install Tenant's equipment in the Antenna Space, including the necessary antennas and transmission lines from the Tenant's Space to the Antenna Space. Tenant, at Tenant's expense may also install its generator, broadcast microwave antennas, two-way radio facility, power supply and ancillary equipment and earth station. In addition to the requirements of Article IV, all work on the Tower by or on behalf of Tenant shall be performed in accordance with plans and specifications and by contractors and riggers all approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be subject to Landlord's reasonable requirements as to the circumstances, timing and sequence of such work. Without limitation of the foregoing, all equipment installed by Tenant on the Tower, including the mounting hardware used to attach such equipment to the Tower, shall be designed to withstand a steady state wind load of 50 PSF (equivalent to the force produced by a steady state wind speed of 112 MPH on flat surfaces) with such loading calculated under the assumptions of wind direction leading to the greatest imposed wind loading and, further, of equipment and its associated hardware being coated with ice having a radial thickness of two inches. Prior to the commencement of any such work, Tenant shall cause its contractor to obtain insurance otherwise meeting the requirements of this Article but affording minimum protection of not less than $2,500,000 in respect to personal injury or death to any one person, of not less than $10,000,000 in respect to personal injury or death to any two or more persons, and of not less than $5,000,000 for property damage. Certificates of such insurance shall be provided to Landlord prior to the commencement of any such work. The installation of Tenant's equipment shall be the responsibility of and at the expense of Tenant under the supervision and direction of Landlord, provided that, without limitation, and consistent with the Construction Permit, Landlord may reasonably require changes in the installation method and process to (1) ensure the structural integrity of the Tower, and (2) avoid interruption, to the extent possible, of the broadcast activities of other users of the Tower. All installation shall be consistent with good engineering practices in compliance with all federal, state and other governmental requirements, and with the use of the Leased Premises by Landlord and other existing tenants. Upon completion of such installations, Tenant shall provide Landlord with a written


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certificate of Tenant's engineer certifying compliance with the foregoing requirements. All installation costs reasonably incurred by Landlord hereunder shall be chargeable to Tenant, at reasonably competitive rates in the area, including any additional costs resulting from interruption of transmissions by other tenants (but excluding consequential damages).

        (d) In the event Landlord notifies Tenant that Tenant's construction or installation is not in material compliance with any requirement of this Lease, Tenant shall immediately cease such construction or installation until such time as the issue is resolved and Landlord agrees that construction or installation may continue.

        (e) EXCEPT FOR SPECIFIC WARRANTIES SET FORTH HEREIN, NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IS MADE BY LANDLORD WITH RESPECT TO THE SUITABILITY OF THE TOWER AND RELATED FACILITIES FOR TENANT'S INTENDED USE THEREOF.

        (f) Prior Approval of Landlord. All construction and/or installation done by or on behalf of Tenant and all maintenance, repair, removal or relocation (which maintenance repair, removal or relocation shall be in conformity with the equipment specifications set forth herein) of any of Tenant's equipment on the Tower shall require the prior written approval of Landlord, which approval shall not be withheld unreasonably. Request for such approval shall be in writing and shall be furnished to Landlord at least 10 days prior to the proposed work, provided that repairs of an emergency nature may be requested and approved orally. Such requests shall state with reasonable precision the type of equipment to be worked on, the manner and time of the work to be performed and the precautions to be taken to avoid interference with equipment or transmissions of others. Any such work must also be consistent with the obligations of Tenant hereunder. All work on the Tower shall be performed by qualified engineers, contractors, or riggers satisfactory to Landlord in its sole discretion.

        (g) All construction and/or installation done by or on behalf of Tenant and all maintenance, repair, removal or relocation involving an expenditure of Tenant of more than $2,500 (which maintenance, repair, removal or relocation shall be in conformity with the equipment specifications set forth herein) of any of Tenant's equipment on the Leased Premises other than the Tower, of the type which requires notice to or the approval of the FCC, shall require the prior written approval of Landlord, which approval shall not be withheld unreasonably. Request for such approval shall be in writing and shall be furnished to Landlord at least 10 days prior to the proposed work, provided that repairs of an emergency nature may be requested and approved orally. Such requests shall state with reasonable precision the type of equipment to be worked on, the manner and time of the work to be performed and the precautions to be taken to avoid interference with equipment or transmissions of others. Any such work must also be consistent with the obligations of Tenant hereunder. All work shall be performed by qualified duly licensed engineers or contractors reasonably satisfactory to Landlord in its sole discretion.

        (h) Access. Subject to paragraph (d) above, Tenant shall have a right of access to the Tower at all reasonable times for inspection, repair, maintenance and replacement of its equipment; provided, however, that (except as may be provided elsewhere in this Lease) such access and


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activities shall not interfere with the use of the Tower by Landlord or any tenant or user, or interrupt or otherwise adversely affect the continued transmitting operations of Landlord or any other tenant or user. Landlord shall have a right of access, at all reasonable times, for examination, inspection, emergency repair or replacement of any of Tenant's equipment located in the Transmitter Building; provided, however, that (except as may be provided elsewhere in this Lease) such access and activity by Landlord shall not interfere with the use of the Tower by Tenant or interrupt or otherwise adversely affect the continued broadcast operation of Tenant. At the outset of the term of the Lease, Tenant shall provide to Landlord duplicates of any keys necessary to permit access to Tenant's equipment at said location; provided that
(i) Landlord will advise Tenant as to who receives any such duplicate keys, and
(ii) Tenant shall not be responsible for, any damages suffered by Landlord, its employees or agents or other tenants entering Tenant's Space when Tenant is not present, except Tenant shall be responsible if it fails to respond and appear at the Leased Premises upon 24 hours advance notice or if it authorizes any such entry by Landlord, its employees or agents or other tenants, except to the extent such damages result from the negligence of Landlord, its employees or agents.

        (i) Condition of Tenant's Equipment. The equipment installed by Tenant hereunder shall be and remain the property of Tenant, subject to the rights of Landlord described in Articles III, IX, and XIII hereof. Except as otherwise provided in this Agreement, Tenant shall be fully responsible for the replacement, maintenance, modification, rearrangement and removal of its equipment installed in or upon the Leased Premises, and Landlord shall have no responsibility therefor. Tenant shall keep all of its equipment in safe condition at all times and in compliance with all applicable statutes, rules, regulations, orders, directives of any governmental body and other standards pertaining thereto and pertaining to the Leased Premises. The manner of use and the equipment and devices to be used for any installation, relocation and removal of Tenant's equipment must be consistent with good engineering practices and with the quiet and uninterrupted use and occupancy of the Leased Premises by Landlord and other tenants. Tenant shall at all times keep Landlord's property free and clear of any and all mechanic's liens or similar claims that might arise by virtue of Tenant's maintenance, modification, removal or rearrangement of its equipment installed on the Leased Premises and Tenant shall defend, indemnify and save harmless the Landlord of, from and against any such claims, or any costs or expenses, including reasonable attorneys' fees, Landlord may incur in the defense or removal of any such claims. Consistent with the Construction Permit, Landlord reserves the right, consistent with good engineering practices, to approve or disapprove the manner of use and the equipment and devices to be used for any installation, replacement, relocation or removal of any equipment on the Tower and/or on the Premises. Upon completion of any installation, relocation or removal of equipment by Tenant which is subject to paragraph (e) above, Tenant shall promptly notify Landlord in writing. Thereupon, Landlord, at its option, may inspect the installation, removal or relocation of equipment to assure that it has been performed as required by this paragraph (f) and if Landlord shall determine that the work has not been so performed, Tenant shall remove and correct such work to the extent and in the manner required by Landlord. Upon its failure to do so within five days of written notification from Landlord, Landlord may remove and correct such work, and Tenant shall, when invoiced, reimburse Landlord for all reasonable costs and expenses thereof.


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        (j)     Replacement Equipment. Tenant, subject to the other provisions of this Lease, may replace its antenna and/or transmission line within the Antenna Space as long as the replacement antenna and the replacement transmission line, cumulatively, do not have a greater wind and weight load than do the original antenna and transmission line, unless prior approval has been received from Landlord, which consent shall not be unreasonably withheld.

        (k) Permitted Uses; Nuisances. Tenant shall use the Leased Premises exclusively for its Station KWBQ-TV television Channel 19 broadcast activities or digital broadcasting as contemplated hereby of a channel allotted to Tenant by the FCC and shall not engage in the transmission of any other services therefrom. Tenant shall not maintain, commit or permit any nuisance or unsafe condition. If Tenant, upon five days' notice from Landlord, shall fail to remedy any such nuisance or unsafe condition, Landlord may do the same, and Tenant shall, when invoiced, reimburse Landlord for the costs and expenses thereof.

        (l) Necessary Permits. Tenant, at its own cost and expense, shall obtain and maintain in effect any and all permits, licenses and approvals that may be required with respect to Tenant's equipment or activities by each governmental authority having jurisdiction.

        (m) Purchase Money Equipment Liens. Landlord acknowledges that Tenant may finance the purchase of Tenant's equipment installed on the Tower and Landlord agrees to subordinate any liens it may have to Tenant's equipment or bank lenders with a security interest in the equipment, provided that such lenders agree to indemnify and hold Landlord harmless from and against any loss, liability, cost or expense resulting from removal of Tenant's equipment from the Tower or other exercise of such lenders' rights and further agree that any removal of Tenant's equipment from the Tower shall be performed by qualified personnel in accordance with sound engineering practices.

                                    ARTICLE V

                          TOWER MAINTENANCE AND REPAIR


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        During the term of this Lease and in accordance with and subject to the provisions of Article XIV as applicable, Landlord will (1) maintain the Tower so as to comply with existing rules and regulations imposed by any governmental authority having jurisdiction over its operation, and make any repairs and modifications reasonably necessary to maintain the same in good condition and in compliance with good broadcast engineering practices, and (2) maintain the Transmitter Building (but not the interior portions of Tenant's Space) so as to comply with existing rules and regulations imposed by any governmental authority having jurisdiction over the ownership or operation of the same and make any repairs and modifications reasonably necessary to maintain the same in good condition and in compliance with good broadcast engineering practice. Tenant shall reimburse Landlord, when invoiced by Landlord, for Tenant's Proportional Share of maintaining the Premises (including the access road thereto), Tower and Transmitter Building. Further, Tenant shall reimburse Landlord, when invoiced by Landlord and presented with reasonable documentation therefor, for the cost of any repairs or modifications occasioned by (i) the negligence of Tenant, its agents, servants, employees, contractors or invitees; (ii) a defect or malfunction in, or problem with, Tenant's system, equipment or any attachments thereto; (iii) any safety hazard or violation of any applicable statute, rule, regulation, order, directive or standard relating to, in or caused by Tenant's system, equipment or any attachment thereto; (iv) changes or improvements to the Tower or the Leased Premises requested in writing by Tenant, to the extent not paid directly by Tenant; or (v) any violation or breach of any provision of this Lease by Tenant or anyone acting under Tenant.

        In the performance of its obligation to maintain and repair the Tower, and to allow other tenants to install, remove, relocate, maintain and repair their equipment, it may be necessary from time to time for Landlord to request that Tenant temporarily cease transmission and broadcasting activities, to turn off electrical power and/or to make other adjustments to its equipment and operations. Landlord agrees, except in the case of emergencies, to give Tenant 24 hours' notice of such disruptions and to schedule and complete such work so far as reasonably possible between 1:00 a.m. to 5:00 a.m., and Landlord will not cause any interruption of Tenant's transmission and broadcasting activities under this provision unless such interruption to Tenant's operations is required by and consistent with good engineering practices. Landlord shall promptly and diligently seek to remedy any condition requiring interruption of Tenant's broadcasting and transmission activities. Tenant agrees to cooperate with Landlord and to comply with and honor Landlord's reasonable requests for temporary cessation of transmission and broadcasting activities, to turn off electrical power and/or to make other adjustments to its equipment or operation, as necessary, to allow for orderly performance and carrying out of such work. Notwithstanding any other provision of this Lease, Landlord shall abate Tenant's Rent hereunder pro rata for any period of twenty-four hours that Tenant is unable to broadcast its television signal and Landlord has not provided "back-up" transmission capability. Tenant may terminate this Lease at any time that it has been unable to transmit its television signal from the Tower for a period of thirty (30) consecutive days, unless such inability is caused by damage to or failure of Tenant's equipment. Tenant acknowledges that it is aware that the safety of workers is of paramount concern in deciding the time when Tenant must temporarily cease operations. Tenant agrees to abide by any work rules or procedures for personnel access to the Tower which may be required by Landlord for compliance with the policies and rules of the FCC. Landlord agrees to abide by any work rules or procedures for personnel access to the Tower which may be required by Tenant for compliance with the policies and rules of the FCC. In the event Tenant fails to cooperate with Landlord and refuses to temporarily cease operation,


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Landlord shall have the right to turn off the electric power to Tenant's equipment as required to perform and carry out such work.

        Landlord shall use its best efforts to secure the cooperation of all tenants on the Tower to comply with and honor Landlord's reasonable requests for temporary cessation of transmission and broadcasting activities, to turn off electrical power and/or to make other adjustments to their equipment or operations, as necessary, to allow for orderly performance and carrying out of the installation, removal, maintenance and repair of Tenant's equipment and to abide by any work rules or procedures for personnel access to the Tower which may be required for compliance with the policies and rules of the FCC.

                                   ARTICLE VI

                             INDEMNITY AND INSURANCE

        (a) Indemnification by Tenant. Tenant hereby assumes all risk of and responsibility for, and agrees to defend, indemnify and hold harmless Landlord, its officers, directors, members, servants, employees and agents from and against any and all claims, demands, suits and proceedings made or commenced by any party against any of the foregoing, for loss of life, personal injury, loss or damage to property or any and all other damages or loss caused by (i) the use of the Tower, the Transmitter Building or the Premises by Tenant, its officers, directors, members, agents, servants, employees or invitees, or (ii) the performance by or carrying out by Tenant of any of the terms and conditions hereof, or (iii) the failure of Tenant to perform any term, covenant or condition required to be performed by Tenant hereunder, or (iv) any damage or injury that may occur as a result of any unsafe condition, or of any negligent installation or maintenance of Tenant's equipment to the extent such condition or installation or maintenance is the responsibility of Tenant hereunder, or (v) failure by Tenant to comply with any applicable statute, rule, regulation, order or other standard pertaining to the use or installation of Tenant's equipment or
(vi) the overlap, if any, of aperture of Tenant's equipment with that of any other tenant on the tower, and any radiation levels which are violative, or in the future may be violative, of the applicable rules, regulations or policies of the FCC or other regulatory agency caused by Tenant's equipment or the location thereof on the Tower; and in all events from and against any and all judgments, recoveries, settlements, costs, expenses and losses that may be incurred by any indemnified party as a result of any such claim, demand, suit or proceeding, including, but not limited to, reasonable attorneys' fees, court costs and expenses incurred in responding to defending any such claim, demand, suit or proceeding. Tenant hereby waives, to the furthest extent provided by law, any immunity or limited liability to which it may be entitled under applicable workers' compensation laws with respect to loss or injury to its own employees.

        If any suit or proceeding shall be instituted against Landlord for which indemnification would be required under the provisions of this Article, Landlord shall, with reasonable promptness, give written notice of same to Tenant. Subject always to Tenant's demonstration to Landlord's reasonable satisfaction of Tenant's continuing financial capacity to respond to any resulting indemnity obligations hereunder, Tenant shall have the right (but not the obligation) to assume the defense of the case at Tenant's sole and separate expense; provided, however, that, at Landlord's expense, Landlord shall be entitled to designate counsel of its choosing to associate with Tenant's counsel in the defense of said proceeding. Landlord shall cooperate fully in all respects with the Tenant in any defense, compromise or settlement, including, without limitation, providing Tenant with all pertinent information under the control of Landlord. If after such notice Tenant does not assume control of such defense, Landlord shall conduct such defense and Tenant shall be kept informed and be consulted by Landlord with respect to the litigation but shall be bound by the results obtained by Landlord insofar as the claim against Landlord is concerned. Landlord shall provide Tenant with timely notice of Landlord's intention to settle any claim, and Tenant shall have the right to approve or withhold approval of any such settlement. If Landlord fails to obtain Tenant's prior written consent to any such settlement, Landlord shall be deemed to have released Tenant from its obligation to indemnify Landlord with respect to such claim.

        (b) Indemnification by Landlord. Except as provided in Articles VII and XXII of this Lease, Landlord hereby assumes all risk of and responsibility for and agrees to indemnify and hold harmless Tenant, its officers, directors, members, employees and agents from and against any and all losses, and all claims, demands, suits and proceedings made or commenced by any third party against any of the foregoing, for loss of life, personal injury, loss or damage to property or other damage caused by (i) the negligence or intentional act(s) or omission(s) of Landlord or its agents, servants or employees arising in the course of the performance by this Lease; (ii) the failure of Landlord to perform any material term, covenant or condition required to be performed by Landlord hereunder or (iii) the breach of any warranty by Landlord herein, and in such events from and against any and all judgments, recoveries, settlements, reasonable costs and expenses and losses that may be incurred by any indemnified party as a result of any such claim, demand, suit or proceeding, including but not limited to reasonable attorneys' fees, court costs and expenses incurred in responding to or defending any such claim, demand, suit or proceeding. Notwithstanding the foregoing, Landlord shall not be liable for consequential damages, including without limit lost revenues from Tenant's inability to transmit or broadcast.

        If any suit or proceeding shall be instituted against Tenant for which indemnification would be required under the provisions of this Section VI(b), Tenant shall, with reasonable promptness, give written notice of same to Landlord. Landlord shall have the right (but not the obligation) to assume the defense of the case at Landlord's sole and separate expense; provided, however, that, at Tenant's expense, Tenant shall be entitled to designate counsel of its choosing to associate with Landlord's counsel in the defense of said proceeding. Tenant shall cooperate fully in all respects with the Landlord in any defense, compromise or settlement, including, without limitation, providing Landlord with all pertinent information under the control of Tenant. If after such notice Landlord does not assume control of such defense, Tenant shall conduct such defense and Landlord shall be kept informed and be consulted by Tenant with respect to the litigation but shall be bound by the results obtained by Tenant insofar as the claim against Landlord is concerned. Tenant shall provide Landlord with timely notice of Tenant's intention to settle any claim, and Landlord shall have the right to approve or withhold approval of any such proposed settlement. If Tenant fails to obtain Landlord's prior written consent to any such settlement, Tenant shall be deemed to have released Landlord from its obligation to indemnify Tenant with respect to such claim.

        (c) Workers' Compensation Insurance. Before commencing any installation, maintenance work or removal on the Premises, Tenant shall procure and thereafter maintain at Tenant's expense, worker compensation insurance coverage with a responsible insurance company, qualified to do business in New Mexico, reasonably satisfactory to Landlord. Said insurance shall provide for the payment of compensation in accordance with the laws of the State of New Mexico for all workers hired or employees employed by Tenant or its contractors or subcontractors, and shall further insure Landlord against any and all liability for personal injury or death for such workers and employees. Prior to the commencement of any such installation, maintenance, work or removal, Tenant shall provide Landlord with a certificate of insurance, which certificate shall contain a provision for 30 days prior written notice to Landlord of any cancellation or change.

        (d) Tenant's Liability Insurance. Tenant shall procure and maintain, at Tenant's expense, throughout the term, a policy or policies of comprehensive general liability insurance, with contract liability coverage, with respect to all of Tenant's operations and activities on the Premises, including but not limited to operations of contractors and the operation of vehicles and equipment and negligence of Tenant, and naming Landlord and Tenant as co-insured, with premium thereon being fully paid in advance, issued by and binding upon a responsible insurance company qualified to do business in the State of New Mexico and reasonably satisfactory to Landlord. Such insurance shall afford minimum protection of not less than $2,500,000 with respect to personal injury or death to any one person, of not less than $10,000,000 for injury or death for two or more persons, and not less than $5,000,000 for property damage. Each of the foregoing limitations shall be for each occurrence and shall not be an aggregate limit under the policy. Tenant shall obtain such additional insurance and/or increase the foregoing limits as Landlord may, from time to time, reasonably require by written notice. Tenant shall also cause any contractors or subcontractors performing any work on the Tenant's equipment and/or making repairs or changes thereto, or otherwise performing work on behalf of the Tenant, to procure comprehensive public liability insurance complying with this paragraph and Article IV(e), if applicable. Prior to any use or occupancy of the Leased Premises including but not limited to performance of any work on the Leased Premises and thereafter prior to the expiration of any applicable policy or the performance of any work, Tenant shall give Landlord a certificate of insurance for each insurance policy required in this subsection and said insurance certificate shall contain a provision for 30 days prior written notice to Landlord of any cancellation or change.

        (e) Landlord's Rights to Procure Liability Insurance. If Tenant shall fail to procure or maintain the insurance policies required in this Article or shall fail to cause its contractors or subcontractors to procure and maintain such insurance policies, Landlord may, but it shall not be obligated to, procure and maintain such insurance policies, and Landlord may, but it shall not be obligated to, procure and maintain such policies at Tenant's expense. Any amounts paid by Landlord for such insurance shall be paid by Tenant to Landlord when invoiced.

        (f) Limitation. Nothing in this Article shall be deemed to impair, decrease, modify or otherwise affect the obligations of any party under any other provision of this Lease Agreement.

                                   ARTICLE VII

                            RISK OF LOSS; LOSS OF USE

        Except as otherwise provided in this Agreement, Tenant shall have the full risk of loss from any and all causes for all of its equipment located or installed in, on or around the Leased Premises. Except as otherwise provided in this Agreement or in the case of Landlord's gross negligence or intentional misconduct, Landlord shall have no responsibility and shall not be liable for damage or destruction thereto, or for losses resulting from any such damage or destruction.

        Except as otherwise provided in this Agreement or in the case of Landlord's gross negligence or intentional misconduct, Landlord shall not be liable to Tenant or anyone claiming under or through Tenant for any loss or damage caused by the acts or omissions of any other tenants of the Premises or the malfunctioning or interruption of any service, utility, facility or installation supplied by Landlord or any other party.

        IN NO EVENT SHALL LANDLORD BE LIABLE FOR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST REVENUES RESULTING FROM TENANT'S INABILITY TO TRANSMIT OR BROADCAST, UNDER ANY CIRCUMSTANCES, AND TENANT FOR ITSELF, ITS SUCCESSORS AND ASSIGNS HEREBY EXPRESSLY WAIVES ALL SUCH CLAIMS OF CONSEQUENTIAL DAMAGES WITH RESPECT TO THIS LEASE, THE LEASED PREMISES OR ANY PART THEREOF, OR TENANTS OPERATIONS HEREUNDER, AND HEREBY EXPRESSLY RELEASES, RELIEVES AND DISCHARGES LANDLORD OF AND FROM ANY SUCH CLAIMS.

        Landlord shall procure replacement cost fire and extended coverage insurance with respect to the Transmitter Building. Such policy shall provide for such deductibles, endorsements or other features as a qualified insurance advisor (which may be Landlord's regular insurance advisor) selected by Landlord shall recommend. Landlord shall invoice each tenant, including Tenant hereunder, its proportionate share of such insurance in accordance with the proportions established in Article III. Landlord shall be designated as sole loss payee and insurance trustee in connection with any such insurance policy, and Landlord shall have the right to expend all or any portion of such proceeds in the repair, reconstruction or replacement of the Transmitter Building in accordance with Article VIII(b) hereof.


                                  ARTICLE VIII

                    DESTRUCTION OR DAMAGE TO LEASED PREMISES

        (a) Damage to Premises. If the Tower or the Transmitter Building shall, with or without fault of the Landlord, by any cause be totally or partially destroyed or damaged so as to cause total termination of broadcasting, this Lease shall remain in force and effect, except that Tenant's obligation to pay rent shall cease at the time of such termination of broadcasting and shall not resume again until such time as Tenant is notified by Landlord that Tenant may resume Tenant's broadcasting activities. Landlord shall repair, reconstruct or replace the destruction or damage to the extent necessary to allow broadcasting as soon as reasonably possible. Subject to Landlord's prior approval, such approval not to be unreasonably withheld or delayed, Tenant shall have the right to install temporary transmission facilities prior to such time.

        Within 30 days after any damage to or destruction of the Tower and/or Transmitter Building, Landlord shall notify Tenant whether it intends to reconstruct, repair or replace the Tower and/or Transmitter Building. If Landlord elects not to reconstruct, repair or replace the Tower and/or Transmitter Building, this Lease shall terminate upon the giving of such notice without further liability to either party. If Landlord elects to reconstruct, repair or replace the Tower and/or Transmitter Building, Landlord shall reconstruct, repair or replace the Tower within 90 days after notice to Tenant of such election putting the Tower and Transmitter Building in such condition as will comply with all of the terms and conditions of this Lease, provided that in no event shall Landlord be responsible for any delay which may result from governmental regulations, inability to obtain labor or materials or any other cause beyond Landlord's reasonable control.

        (b) Insurance Proceeds. The proceeds of any insurance which may be collected by Landlord on account of any such damage or destruction shall be the sole property of the Landlord, except for recovery for property of Tenant, in which case, the proceeds shall be the sole property of Tenant.

                                   ARTICLE IX

                                     DEFAULT

        (a) Lien or Encumbrance. It shall be the responsibility and obligation of Tenant to pay all taxes imposed upon, or assessed with respect to, Tenant's equipment including its antenna and transmission lines on the Tower and its interest in the Transmitter Building. Tenant shall not allow any lien or encumbrance to be placed against Landlord's property or the Transmitter Building for failure to pay such tax or for failure to pay any other debt finally resolved in judicial proceedings to be due, whether or not such person be a taxing authority or other creditor. Tenant, at its expense, promptly shall take all action necessary to obtain the release of any lien or encumbrance in such circumstances. Any such claim or taxes may be contested in good faith if and so long as Tenant shall post a bond against such tax lien or claim in form and from a surety acceptable to Landlord and enforcement of such claim or taxes or loss or forfeiture of Tenant to comply with this Article IX(a) may be declared a default under this Lease by Landlord. Upon the occurrence and continuation of a violation by Tenant under the provision of this Article IX(a), Landlord, in its sole and absolute discretion, after giving not less than seven days written notice to Tenant, shall have the right to pay any such tax, lien or incumbrance on Landlord's property or upon the Transmitter Building, and any amounts so paid by Landlord together with any reasonable expenses, including attorneys' fees, incurred by Landlord in connection therewith shall be reimbursed by Tenant on demand.

        (b) Default Reentry. If Tenants fails to pay any rental or other payment due hereunder when due within seven days after the date that notice of such payment default is sent to Tenant, or Tenant fails to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than 30 days after notice of such other default shall be received or delivery refused by Tenant, provided that if such default cannot reasonably be cured within 30 days and Tenant is pursuing a cure with diligence, such cure period shall be 60 days, or if Tenant suffers this Lease to be taken under any writ of execution or otherwise, then Landlord, besides other rights or remedies it may have, shall have the immediate right (i) to terminate this Lease or reenter and attempt to relet without terminating this Lease and (ii) in either such event, to remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

        (c) Application of Rent Deficiency. If Landlord, without terminating this Lease, either (i) elects to reenter and attempts to relet, or (ii) takes possession pursuant to legal proceedings, or (iii) takes possession pursuant to any notice provided by law, then it may, from time to time make such alterations and repairs as may be necessary in order to relet the Leased Premises or any part thereof for such term or terms (which may be for a lesser or greater term than the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord for such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of recovering the Leased Premises and reletting the same, including brokerage fees and reasonable attorneys' fees; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly when invoiced. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys' fees and the excess, if any, at the time of such termination of the amount of rent and charges equivalent to rent reserved in this Lease, discounted to present value, for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

        (d) Expense Reimbursement. In addition to any other remedies Landlord may have at law or in equity and/or under this Lease, in the event an action for damages, specific performance or other relief shall be instituted by either party, in or out of bankruptcy, and Landlord is the prevailing party in such action, in whole or in part, Landlord shall be entitled to and Tenant shall pay upon demand all Landlord's reasonable costs, charges and expenses, including but not limited to fees of counsel, agents and others retained by Landlord, incurred by Landlord in connection with any such actions.

        In addition to any other remedies Tenant may have at law or in equity and/or under this Lease, in the event of an action for damages, specific performance or other relief shall be instituted by either party, in or out of bankruptcy, and Tenant is the prevailing party in such action, in whole or in part, Tenant shall be entitled to and Landlord shall pay upon demand all Tenant's reasonable costs, charges and expenses, including but not limited to fees of counsel, agents and others retained by Tenant in connection with any such actions.

        (e) Bankruptcy, Insolvency. Subject to the provisions of all applicable law, if Tenant shall become bankrupt, file any debtor proceedings or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, which in the case of any involuntary proceeding against Tenant that is not dismissed within 90 days, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, then and in that event, this Lease shall at the option of Landlord be cancelled and terminated and any party claiming on behalf of Tenant shall not have any rights whatsoever under this Lease. In the event this Lease has been assigned to a successor Tenant in accordance with Article XV hereof, the term "Tenant" in this section (e) shall include only the Tenant under the most recent of such assignments.

        (f) No Waiver. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof, be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default.

        (g) Cumulative Remedies. The rights and remedies given to Landlord by this Lease shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which Landlord might otherwise have by virtue of a default under this Lease, and the exercise of one such right or remedy by Landlord shall not impair Landlord's standing to exercise any other right or remedy.

        (h) Landlord's Lien. Tenant hereby grants to Landlord, and Landlord shall have, a landlord's lien on Tenant's equipment (or in the case of equipment leased by Tenant, on Tenant's interest in the equipment) to secure payment of all amounts due hereunder. Unless Landlord waives its lien in writing, Landlord shall be entitled to possession, foreclosure, sale and all other remedies provided by law in connection with such lien. However, in furtherance of such rights or following waiver of those rights, Landlord may require Tenant to remove its equipment within 30 days after termination of this Lease. Equipment not so removed shall be deemed abandoned and shall become the property of Landlord.

        (i) Leasehold Mortgage. Landlord shall permit Tenant's lender and Tenant to enter into and record a leasehold mortgage or similar interest with the lender as mortgagor, on customary terms and conditions reasonably acceptable to Landlord.

                                    ARTICLE X

                            RIGHT OF QUIET ENJOYMENT

        Except as Tenant encounters interference as described at Article XIII hereof, over which Landlord has no immediate control, Landlord covenants Tenant shall be placed in possession of the Leased Premises at the commencement of the term of this Lease, and that during such term, and any renewal thereof, Tenant paying the herein stipulated rental and performing all of the terms and provisions of this Lease Agreement shall peaceably hold and enjoy the Premises without hindrance or interruption by Landlord, except that Landlord shall have the right to enter upon the Leased Premises at all reasonable times for the purpose of inspecting same or showing for sale or reletting or effecting new construction or installations, repairs and replacements.

                                   ARTICLE XI

                          CONDEMNATION AND DISMANTLING

        (a) Condemnation. If the Leased Premises, or any part or portion thereof, are condemned, or taken, or ordered dismantled, by any governmental authority, agency or entity having the power of eminent domain or condemnation, or other power to order dismantling, so as to make unusable the transmission facilities used by Tenant, and if, in the case of a taking of less than all of the Landlord's Premises, within 30 days after possession is taken by such condemning authority, Landlord does not notify Tenant of Landlord's election to restore the remaining portions of the Leased Premises so as to permit Tenant's transmission facilities to be returned to usefulness within one year, then this Lease shall terminate from the time possession is taken by the condemning authority, or dismantling is begun, as the case may be, and Tenant shall have no obligation for the payment of rent hereunder for any period after Tenant's transmission facilities become unusable, except that any rent which has accrued during any period prior thereto which is not yet fully paid shall become immediately due and payable in full.

        (b) Condemnation Award. With respect to the condemnation of all or any portion of the Leased Premises, Tenant shall not be entitled, and hereby waives any right, to share or participate in any condemnation award received by Landlord or any holder or holders of mortgages, deeds of trust, fee simple interests or other property interests in the Leased Premises. Unless Landlord shall elect to restore the Leased Premises as provided in paragraph (a) hereof, any condemnation award received by Tenant with respect to its interest in the Transmitter Building shall belong to Tenant. If Landlord shall elect to so restore, then such award shall be made available to Landlord to pay for the costs of such restoration. If Landlord concludes, in Landlord's sole judgment and discretion, that the sum of all condemnation awards turned over to Landlord as provided above will be insufficient to complete such restoration, Landlord shall assess each tenant its Proportionate Share (determined in accordance with Article III) of the shortfall. Tenant shall pay such amounts to Landlord when and as invoiced. Landlord shall have the right, but not the obligation, to defer performance of any restoration work pending receipt of payment of such assessment by tenants.

        (c) Modification of Lease Premises. Should any governmental authority to order or direct Landlord to make any alteration of the Leased Premises, any delay, disruption or hindrance caused to Tenant, its broadcasting, transmission or business, occasioned thereby, shall not affect or impair Tenant's obligation to pay Rent hereunder. Such required alterations shall be made by Landlord as promptly as reasonably possible, provided that the costs of any such alterations to the Transmitter Building shall be reimbursed by Tenant for its Proportionate Share (determined in accordance with Article III), when and as invoiced.

                                   ARTICLE XII

                              REMOVAL OF EQUIPMENT

        At any time during the term of this Lease, and upon expiration or termination without default thereof, Tenant, if not in default hereunder, shall have and is hereby granted the right to dismantle, disconnect and remove, at Tenant's sole expense and in accordance with Article IV(e), any and all equipment owned by Tenant which may be installed in or connected to the Tower, the Transmitter Building, or the Premises; but such right shall not apply to Tenant's proportionate interest in the Transmitter Building (the Tenant's Space) which shall revert to Landlord on the expiration or earlier termination of this Lease. If Tenant shall not have made written request of Landlord for the removal of Tenant's equipment within 30 days from and after said expiration or termination, such equipment and property shall be considered to be abandoned by Tenant and become the property of Landlord. All expenses incurred by Landlord in effecting such removal shall be paid by Tenant when invoiced.

                                  ARTICLE XIII

                                  INTERFERENCE

        (a) Interference by Tenant. Tenant understands that Landlord intends to grant to other tenants facilities and/or rights which are the same as, or similar to, those granted herein to Tenant. Tenant will endeavor in good faith to conduct its activities in accordance with sound electronic and engineering practice and will cooperate with other tenants and potential tenants so as to anticipate and prevent Interference. If any engineering statement is presented to or by Landlord confirming that Tenant's broadcasting, transmitting or other activities in or on any portion of the Leased Premises are causing Interference to another tenant or Landlord, Tenant shall promptly and at its sole expense correct the condition causing such Interference, provided that it shall generally be the responsibility of a later tenant on the Tower to resolve Interference problems with existing tenants, unless such existing tenant is not operating in compliance with its FCC license or FCC rules and regulations.

        (b) Interference to Tenant. Upon determination that any other tenant is causing Interference with Tenant's broadcasting, transmitting or activities in or on any portion of the Leased Premises, Landlord will reasonably exercise all available rights and remedies to cause such other tenant to promptly correct the condition causing such Interference.

        (c) Interference Defined. Except with regard to "Signal Degradation" to Interference-Protected Third Parties, as used herein and throughout the Lease, "Interference" with a transmitting activity shall mean a condition existing which constitutes material interference within the meaning of the provisions of the applicable rules and regulations of the FCC as determined and/or measured by the standards of ANSI/EPA/TEA. Tenant acknowledges that the determination of what constitutes material Interference and the appropriate actions to be taken to correct such Interference shall be at the reasonable discretion of Landlord acting according to customary and sound engineering practices.

        (d) Landlord shall cause all other tenant leases on the Tower to include Interference provisions substantially similar to this Article XIII.

                                   ARTICLE XIV

                                     REPAIRS

        (a) Action by Landlord. If circumstances occur, or threaten to occur, from which Landlord may reasonably conclude that imminent damage is likely to occur to the property of Tenant, of Landlord, of any other tenant or of any other person, or that substantial threat to life or the safety of individuals will exist, before agents of Tenant can be advised and respond, Landlord, without notice to Tenant, may repair, maintain, deenergize, disconnect or dismantle any or all equipment and/or lines of Tenant and take any other reasonable action which in Landlord's discretion, may appear necessary, with respect to the property of Tenant, or of Landlord, without any liability whatever on the part of Landlord for any damage whatsoever which such action may cause.

        (b) Non-Emergency Repairs. In the event of need for repair or maintenance of the Tower or Transmitter Building, and if such repairs or maintenance are not, in the discretion of Landlord of an emergency nature, then Landlord shall have the right, upon 10 days notification to Tenant, to undertake such repair or maintenance at its convenience. In such cases, Landlord and Tenant agree to try to coordinate such activities in such manner as will minimize any interruption that may be caused to Landlord's and Tenant's broadcast activities or to the transmission activities of any other tenants.

                                   ARTICLE XV

                                   ASSIGNMENT

        (a)     By Landlord. This Lease may be assigned by Landlord.

        (b) By Tenant. Without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, Tenant shall not assign or sublease this Lease or any interest therein, and, except as set forth in Section 9(i) hereof, shall not encumber, hypothecate or otherwise give as security, this Lease or any interest therein. Notwithstanding the foregoing, Tenant may assign its rights and obligations under this Lease to any party acquiring the license for the Station pursuant to prior FCC approval, provided that such acquiring party agrees in writing to assume, be bound by and comply with all of the terms and conditions of this Lease. No assignment shall be effective as against Landlord for any purpose, unless all sums due from Tenant, together with any costs to Landlord to cover reasonable legal and other expenses of Landlord in connection with such assignment, shall have been paid to Landlord.

        In all such assignments, Tenant shall remain primarily liable to Landlord for fulfillment of the terms, covenants and conditions hereof, except that such Tenant shall be released and discharged of all liability accruing hereunder after the effective date of such release if (i) assignee as Tenant fully and punctually performs each and all of its obligations hereunder during the first 12 calendar months next following the effective date of such assignment; and (ii) the financial ability and credit standing of the assignee (together with the financial ability and credit standing of any guarantors of such assignee's obligations hereunder), in the reasonable judgment and discretion of Landlord, is satisfactory to Landlord.

        Landlord's consent to one assignment by Tenant or acceptance of performance from an assignee shall not be deemed a waiver of Landlord of the restrictions of this Article XV as to subsequent attempts to assign by Tenant or by Tenant's heirs, successors, assigns or subtenants. As used herein the terms Landlord and Tenant shall be deemed to include their respective heirs, successors and permitted assigns.

                                   ARTICLE XVI

                                   ALTERATIONS

        Tenant shall not demolish, remove or modify any installations, additions, fixtures, structures or other improvements now or hereafter attached to the Leased Premises or any structure thereon, without the prior written consent of Landlord, which consent as to non-structural modifications, installations, additions or fixtures in the Tenant's Space shall not be unreasonably withheld.


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
                                  ARTICLE XVII

                                    UTILITIES

        Tenant shall be responsible for furnishing and paying for all water, fuel, air conditioning, telephone, electricity and all other utility services directly and only utilized by it. Tenant shall install its own meter for electrical service at the Premises.

                                  ARTICLE XVIII

                                  SUBORDINATION

        This Lease is subject and subordinate at all times to the lien of existing and future mortgages on the Premises and any improvements thereon. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, the Tenant will, nevertheless, execute and deliver such instruments subordinating this Lease to the lien of all such mortgages as may be desired by the mortgagee, provided that in the instrument of subordination, the mortgagee (or trustee), for itself and its successors and assigns, agrees that, so long as Tenant shall not be in material default under this Lease, the mortgagee (or trustee) and its successors and assigns recognize the right of Tenant to possession under the Lease and will not disturb the peaceful, quiet enjoyment of the demised premises by Tenant. Tenant hereby appoints Landlord its attorney-in-fact, irrevocably, to execute and deliver any such instrument for and in the name of Tenant. If this Lease is so subordinated, no entry under any such mortgage or sale for the purpose of foreclosing the same or repossessing or other action pursuant to such mortgage or other security indenture shall be regarded as an eviction of Tenant, constructive or otherwise, or give Tenant any rights to terminate this Lease. In any event, Tenant shall attorn to such mortgagee or mortgagees and any assignee or purchaser therefrom.

                                   ARTICLE XIX

                                   SUCCESSORS

        The terms, conditions and covenants contained in the Lease shall apply to, inure to the benefit of and be binding upon, the parties hereto and their respective successors and permitted assigns.

                                   ARTICLE XX

                                     NOTICES

        Whenever any notice is required or permitted hereunder (other than telephonic notices permitted hereunder), such notice shall be in writing and shall be deemed duly given if delivered to the address of the party to be notified or if deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to be notified as follows:


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
        TENANT:           Tom Allen, Executive Vice President
                          ACME Television of New Mexico, L.L.C.
                          2101 East 4th Street, Suite 202
                          Santa Ana, California  92704
                          Telephone:  (714) 245-9499
                          Telecopier:  (714) 245-9494

        LANDLORD:         Roberts Broadcasting Company of New Mexico, L.L.C.
                          1408 North Kingshighway, Suite 300
                          St. Louis, MO  63113
                          Attn:  Steven C. Roberts
                          Telephone:  (314) 367-4600
                          Telecopier:  (314) 367-0174

and shall be deemed received on the date of delivery to such address or, if mailed, on the date delivery was accepted or refused by Tenant as evidence on the return receipt.

        Either party may change its address for delivery of notice by giving notice of a change of address in compliance with the terms of this Article XX.

                                   ARTICLE XXI

                                     DELAYS

        In any case in which either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from an act of God, war, civil commotion, fire or other casualty, labor difficulties, general shortage of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by fixed time, a fixed period of time or a "reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays and collection of such proceeds and rewards.

                                  ARTICLE XXII

                              WAIVER OF SUBROGATION

        The parties hereby release each other from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or any other casualty shall be brought about by the fault or negligence of such other party its agents, servant, employees or invitees. Each party shall cause its fire and extended coverage policies, if any, to include a waiver of subrogation rights.


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
                                  ARTICLE XXIII

                            CONSTRUCTION OF AGREEMENT

        This Lease and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New Mexico applicable to agreements made and to be performed in that state. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                                  ARTICLE XXIV

                                  MODIFICATIONS

        Any agreement between the parties hereto shall be ineffective in changing, modifying or discharging this Lease in whole or in part unless such agreement is in writing and signed by the party against who such change, modification or discharge is sought to be enforced. This Lease supersedes any and all prior agreements between the parties, whether written or oral, with respect to the subject matter hereof.

                                   ARTICLE XXV

                               PARAGRAPH HEADINGS

        Paragraph headings used in this Lease are for convenience of the parties only and shall in no way be used to interpret or construe the agreement of the parties.

        IN WITNESS WHEREOF, the Landlord and Tenant have executed this agreement as of the day and year first above written.

                                     LANDLORD:

                                     Roberts Broadcasting of New Mexico, L.L.C.



                                     By:    /s/ Steve Roberts
                                            ------------------------------------
                                     Name:  Steve Roberts
                                     Title:

                                     TENANT:

                                     ACME Television of New Mexico, L.L.C.



                                     By:    /s/ Thomas D. Allen
                                            ------------------------------------
                                     Name:  Thomas D. Allen
                                     Title:


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